                                                                     EXHIBIT  21




                       LIST OF SIGNIFICANT SUBSIDIARIES
                       --------------------------------


Subsidiary                                                              Jurisdiction of Incorporation
----------                                                              -----------------------------
Champion Papel e Celulose Ltda.................................................................Brazil
Weldwood of Canada Limited...........................................................British Columbia


_________________________________

     All subsidiaries of the Company other than those listed above, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary as of December 31, 1994.